                                                                   Exhibit 10.34

================================================================================




                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG



                               FALCONITE, INC.,



                     THE STOCKHOLDERS OF FALCONITE, INC.,



                                      AND



                       NATIONAL EQUIPMENT SERVICES, INC.



                           DATED AS OF APRIL 1, 1998


================================================================================

                               TABLE OF CONTENTS


                                                                          PAGE
ARTICLE I

        DEFINITIONS........................................................  1
        1.1     Definitions................................................  1
        1.2     Other Definitional Provisions..............................  5
        1.3     Cross Reference of Other Definitions.......................  5

ARTICLE II

        PURCHASE AND SALE OF STOCK.........................................  6
        2.1     Stock Purchase.............................................  6
        2.2     Purchase Price for Company Stock...........................  6
        2.3     Purchase Price Adjustments.................................  7
        2.4     Distribution of Escrow Account.............................  9
        2.5     Closing Transactions.......................................  9

ARTICLE III

        CONDITIONS TO CLOSING.............................................. 10
        3.1     Conditions to the Purchaser's Obligations.................. 10
        3.2     Conditions to Each Sellers' Obligations.................... 13

ARTICLE IV

        COVENANTS PRIOR TO CLOSING......................................... 15
        4.1     Affirmative Covenants of the Company and Each Seller....... 15
        4.2     Negative Covenants of the Company and Each Seller.......... 16
        4.3     Covenants of Purchaser..................................... 17

ARTICLE V

        REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.............. 17
        5.1     Organization and Corporate Power........................... 17
        5.2     Authorization of Transactions.............................. 18
        5.3     Capitalization............................................. 18
        5.4     Subsidiaries; Investments.................................. 18
        5.5     Absence of Conflicts....................................... 19
        5.6     Financial Statements and Related Matters................... 19
        5.7     Absence of Undisclosed Liabilities......................... 20
        5.8     Absence of Certain Developments............................ 20
        5.9     Title to Properties........................................ 21
        5.10    Taxes...................................................... 23

     5.11      Contracts and Commitments..............................24
     5.12      Proprietary Rights.....................................26
     5.13      Litigation; Proceedings................................26
     5.14      Brokerage..............................................26
     5.15      Governmental Licenses and Permits......................27
     5.16      Employees..............................................27
     5.17      Employee Benefit Plans.................................27
     5.18      Insurance..............................................28
     5.19      Officers and Directors; Bank Accounts..................28
     5.20      Affiliate Transactions.................................28
     5.21      Compliance with Laws...................................29
     5.22      Environmental Matters..................................29
     5.23      Disclosure.............................................30
     5.24      Closing Date...........................................30

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS............30
     6.1       Authorization of Transactions..........................30
     6.2       Absence of Conflicts...................................31
     6.3       Brokerage..............................................31
     6.4       Shares.................................................31
     6.5       Investment in Subordinated Notes.......................32
     6.6       Closing Date...........................................32

ARTICLE VII

     REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER..........32
     7.1       Organization and Corporate Power.......................32
     7.2       Authorization..........................................32
     7.3       Absence of Conflicts...................................33
     7.4       Litigation; Proceedings................................33
     7.5       Brokerage..............................................33
     7.6       NES Securities.........................................33
     7.7       Disclosure.............................................33
     7.8       Closing Date...........................................33

ARTICLE VIII

     TERMINATION......................................................34
     8.1       Termination............................................34
     8.2       Effect of Termination..................................34

ARTICLE IX

     INDEMNIFICATION AND RELATED MATTERS..............................35
     9.1      Survival................................................35
     9.2      Indemnification.........................................35

ARTICLE X

     ADDITIONAL AGREEMENTS............................................39
     10.1     Subordinated Notes......................................39
     10.2     Continuing Assistance...................................40
     10.3     Tax Matters.............................................40
     10.4     Press Releases and Announcements........................42
     10.5     Further Transfers.......................................42
     10.6     Specific Performance....................................43
     10.7     Transition Assistance...................................43
     10.8     Expenses................................................43
     10.9     Exclusivity.............................................43
     10.10    Books and Records.......................................44
     10.11    Appointment of Representative...........................44
     10.12    Noncompetition, Nonsolicitation and Confidentiality.....46
     10.13    Certain Financial Information...........................47

ARTICLE XI

     MISCELLANEOUS....................................................48
     11.1     Amendment and Waiver....................................48
     11.2     Notices.................................................48
     11.3     Binding Agreement; Assignment...........................48
     11.4     Severability............................................49
     11.5     No Strict Construction..................................49
     11.6     Captions................................................49
     11.7     Entire Agreement........................................49
     11.8     Counterparts............................................49
     11.9     Governing Law...........................................49
     11.10    Parties in Interest.....................................49
     11.11    Performance.............................................50

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A  -    Form of Subordinated Convertible Promissory Note
Exhibit B  -    Form of Escrow Agreement
Exhibit C  -    Form of Employment Agreement
Exhibit D  -    Form of Opinion of Counsel to the Company and the Sellers
Exhibit E  -    Form of Opinion of Counsel to the Purchaser
Exhibit F  -    The Company's Model Projections

                               INDEX OF SCHEDULES
                               ------------------

Schedule of Stockholders
EBITDA Schedule
Indebtedness Schedule
Negative Covenants Exception Schedule
Organization Schedule
Subsidiaries Schedule
Conflicts Schedule
Financial Statements Schedule
Developments Schedule
Real Property Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Permits Schedule
Employees Schedule
Benefit Plans Schedule
Insurance Schedule
Officers, Directors and Bank Accounts Schedule
Affiliated Transactions Schedule
Environmental Schedule

                           STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT is made as of April 1, 1998, by and among FALCONITE, INC., an Illinois corporation (the "Company"), the stockholders
                                                     -------
of the Company listed on the "Schedule of Stockholders" attached hereto
                              ------------------------
(collectively, the "Sellers" and individually, a "Seller"), and NATIONAL
                    -------                       ------
EQUIPMENT SERVICES, INC., a Delaware corporation (the "Purchaser").  The
                                                       ---------
Company, the Sellers and the Purchaser are referred to herein collectively as the "Parties" and individually as a "Party."
     -------                         -----

          WHEREAS, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share (the "Common
                                                                  ------
Stock"), of which 8,330,000 shares are issued and outstanding, and 1,000,000
-----
shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of
                                                          ---------------
which no shares are issued or outstanding;

          WHEREAS, the Sellers own beneficially and of record 100% of the issued and outstanding Common Stock; and

          WHEREAS, the Purchaser desires to acquire from each Seller, and each Seller desires to sell to the Purchaser, all of the Common Stock owned by such Seller (collectively, the "Acquired Stock").
                           --------------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1  Definitions.  For purposes hereof, the following terms, when used
               -----------
herein with initial capital letters, shall have the respective meanings set forth herein:

          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

          "Affiliated Group" means an affiliated group as defined in Section
           ----------------
1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" means this Stock Purchase Agreement, including all
           ---------
Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "EBITDA" has the meaning given to such term in the "EBITDA Schedule"
           ------                                             ---------------
attached hereto.

          "Environmental Affiliates" of any Person means, with respect to any
           ------------------------
particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means, at a given time, United States generally accepted
           ----
accounting principles, consistently applied.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

          "Insider" means, any officer, director, employee, stockholder, partner
           -------
or Affiliate, as applicable, of the Company or any of its Affiliates or any immediate family member (i.e., parent, child or sibling) of such Person (including, without limitation, any Person related by marriage or adoption to any such individual) or any entity in which any such Person owns a beneficial interest in excess of ten percent (10%) of the aggregate voting control or equity ownership interest of such entity.

          "Licenses" means all permits, licenses, franchises, certificates,
           --------
approvals and other authorizations of foreign, federal, state and local governments or other similar rights.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
easement, restriction, charge, or other lien.

          "Loss" means, with respect to any Person, any damage, liability,
           ----
demand, claim, action, cause of action, cost, damage, diminution in value, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations, results of operations, or future prospects of the Company or any of its material Subsidiaries.

          "Net Equity" means (i) the book value of the Company's assets minus
           ----------
(ii) the book value of the Company's liabilities (including, without limitation, all Indebtedness of the Company and its Subsidiaries and all fees, expenses and prepayment premiums and penalties (if any) which are or would be incurred by the Company and its Subsidiaries in connection with the repayment of such Indebtedness and the release of any guaranties related thereto), determined on a consolidated basis in accordance with GAAP.

          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Company's and its Subsidiaries' businesses consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Permitted Encumbrances" means (A) statutory liens for current taxes
           ----------------------
or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to the Real Property which do not unreasonably interfere with the current use, occupancy, or value, or the marketability of title, of the Real Property.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Proprietary Rights" means any and all patents, patent applications,
           ------------------
trademarks, service marks, trademark or service mark applications and registrations, trade and corporate names, copyrights, copyright applications and registrations, trade secrets, know-how, technology, computer software and software systems, business and marketing plans, customer and supplier lists, confidential information and all other proprietary property, rights and interests.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, association or other business entity a majority of the partnership or other similar ownership interests of which are at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls a managing director or general partner of such partnership, association or other business entity.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross
           -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

          1.2 OTHER DEFINITIONAL PROVISIONS.
              -----------------------------

          (a) Accounting Terms.  Accounting terms which are not otherwise
              ----------------
defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b) "Hereof," etc.  The terms "hereof," "herein" and "hereunder" and
               -------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c) Successor Laws.  Any reference to any particular Code section or
              --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

          1.3  CROSS REFERENCE OF OTHER DEFINITIONS.  Each capitalized term
               ------------------------------------
listed below is defined in the corresponding Section of this Agreement:

Term                                                        Section
----                                                        -------
Acquired Stock............................................. Recitals
Actual Net Equity.......................................... 2.3(a)
Applicable Limitation Date................................. 9.1
Authorized Action.......................................... 10.11(d)
Cap........................................................ 9.2(b)(iii)
Cash Portion............................................... 2.2
Closing.................................................... 2.5(a)
Closing Date............................................... 2.5(a)
Closing Net Accounts Receivable............................ 2.3(b)(i)
Closing Review............................................. 2.3(a)
Closing Transactions....................................... 2.5(b)
COBRA...................................................... 5.17(a)
Common Stock............................................... Recitals
Company.................................................... Preface
Company Multiemployer Plans................................ 5.17(a)
Confidential Information................................... 10.12(c)
Deductible................................................. 9.2(b)(ii)
Draft Computation.......................................... 2.3(a)
Employment Agreement....................................... 3.1(h)
ERISA...................................................... 5.17(a)
Escrow Account............................................. 2.2
Escrow Agreement........................................... 2.2
Financial Statements....................................... 5.6(a)
Firm....................................................... 2.3(a)
Indemnified Party.......................................... 9.2(e)

Indemnifying Party......................................... 9.2(e)
HSR Act.................................................... 3.1(d)
HSR Filing................................................. 5.5
Latest Balance Sheet....................................... 5.6(a)
Leased Properties.......................................... 5.9(b)
NES Securities............................................. 6.5
Net Equity Shortfall....................................... 2.3(a)
Noncompete Period.......................................... 10.12(a)
Noncompete Payment......................................... 10.12(a)
Noncompeting Parties....................................... 10.12(a)
Objection Notice........................................... 2.3(a)
Owned Real Property........................................ 5.9(a)
Party...................................................... Preface
Pending Claim.............................................. 2.4
Preferred Stock............................................ Recitals
Purchase Price............................................. 2.2
Purchaser.................................................. Preface
Purchaser Parties.......................................... 9.2(a)
Real Property.............................................. 5.9(b)
Receivables Determination Date............................. 2.3(b)(i)
Remaining Escrow........................................... 2.4
Representative............................................. 10.11(a)
Reserve.................................................... 2.3(b)(i)
Seller..................................................... Preface
Seller Parties............................................. 9.2(c)
Subordinated Notes......................................... 2.2
Subsidiary Stock........................................... 5.4
Surveys.................................................... 3.1(k)
Title Company.............................................. 3.1(j)
Title Policies............................................. 3.1(j)
Transaction Expenses....................................... 10.8
Uncollected Receivables Amount............................. 2.3(b)(i)
Updated Financial Statement................................ 4.1(j)


                                  ARTICLE II

                          PURCHASE AND SALE OF STOCK
                          --------------------------

          2.1 STOCK PURCHASE.  On and subject to the terms and conditions
              --------------
set forth in this Agreement, on the Closing Date, the Purchaser shall purchase from each Seller, and each Seller shall sell and transfer to the Purchaser, all of the shares of Common Stock owned by such Seller as such ownership is set forth on the Schedule of Stockholders attached hereto, free and clear of any
             ------------------------
Liens.

          2.2 PURCHASE PRICE FOR COMPANY STOCK. The aggregate purchase price to
              --------------------------------
be paid to Sellers for the Acquired Stock (the "Purchase Price") is $65,750,000,
                                                --------------
which amount shall be paid as follows: (a) the Purchaser shall deliver to the Sellers $57,000,000 (as adjusted pursuant to Section 2.3 below) in cash (as adjusted, the "Cash Portion"); (b) the Purchaser shall issue to the
               ------------

Sellers $3,750,000 aggregate principal amount of Subordinated Convertible Promissory Notes in the form of Exhibit A attached hereto (the "Subordinated
                                ---------                       ------------
Notes"); and (c) the Purchaser shall deposit $5,000,000 in an escrow account
-----
(the "Escrow Account") governed by an Escrow Agreement substantially in form of
      --------------
Exhibit B attached hereto (the "Escrow Agreement").  The Escrow Account shall be
---------                       ----------------
available to satisfy any amounts owing to the Purchaser pursuant to Section 2.3 and/or Section 9.2. The Purchase Price will be allocated among the Sellers in the manner set forth in Schedule of Stockholders attached hereto. The Cash
                        ------------------------
Portion is subject to adjustment pursuant to Section 2.3.

          2.3 PURCHASE PRICE ADJUSTMENTS.
              --------------------------

          (a) Post-Closing Adjustment for Net Equity. Within 90 days after the
              --------------------------------------
Closing Date, the Purchaser and its auditors will conduct a review (the "Closing
                                                                         -------
Review") of the Net Equity as of the close of business on the day before the
------
Closing Date and will prepare and deliver to the Representative a computation of the Net Equity as of the close of business on the day before the Closing Date (the "Draft Computation"). The Purchaser and its auditors will give the
      -----------------
Representative and its auditors an opportunity to observe the Closing Review and will make available to such Persons all records and work papers used in preparing the Draft Computation. If the Representative disagrees with the computation of the Net Equity reflected on the Draft Computation, the Representative may, within thirty (30) days after receipt of the Draft Computation, deliver a notice (an "Objection Notice") to the Purchaser setting
                                   ----------------
forth the Representative's calculation of the amount of the Net Equity as of the close of business on the day before the Closing Date. The Purchaser and the Representative will use reasonable efforts to resolve any disagreements as to the computation of the Net Equity, but if they do not obtain a final resolution within 30 days after the Purchaser has received the Objection Notice, the Purchaser and the Representative will jointly retain an independent accounting firm of recognized national or regional standing (the "Firm") to resolve any
                                                       ----
remaining disagreements. If the Purchaser and the Representative are unable to agree on the choice of the Firm, the Firm will be a so-called "big-six" accounting firm (or successor thereof) selected by lot (after excluding any firm having a prior audit relationship with either the Purchaser or the Company, any such firm which may decline to so serve, one firm designated by the Purchaser, and one firm designated by the Representative). The Purchaser and the Representative will direct the Firm to render a determination of Net Equity as of the close of business on the day before the Closing Date within 30 days of its retention and the Purchaser, the Representative and their respective agents will cooperate with the Firm during its engagement. The Firm shall consider only those items in the Draft Computation set forth in the Objection Notice which the Purchaser and the Representative are unable to resolve, and the Firm may utilize all records and work papers which the Firm shall determine necessary or appropriate in the calculation of Net Equity. The Firm's determination will be based on the definition of Net Equity included herein. Except as may be mutually agreed in writing by the Purchaser and the Representative, the determination of the Firm will be conclusive and binding upon the Purchaser and the Sellers. The Purchaser and the Sellers shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. The amount of the Net Equity, as finally determined pursuant to this Section 2.3(a), is referred to herein as the "Actual Net Equity." If the Actual Net Equity is
                              -----------------
less than $34,129,000, the Purchaser shall be entitled to receive from the Escrow Account, within two (2) business days after the determination thereof, the amount of such shortfall (the "Net Equity Shortfall"); provided, however,
                                   --------------------
that if the amount then left in the Escrow Account is less than the amount of the Net Equity

Shortfall, the Representative shall cause the Sellers to pay to the Purchaser, within two (2) business days after the determination of the Actual Net Equity, the amount by which the Escrow Account is less than Net Equity Shortfall by wire transfer or delivery of other immediately available funds. Additionally, if the Actual Net Equity is greater than $34,129,000, the Purchaser shall pay to the Representative for the account of the Sellers, within two (2) business days after the determination of the Actual Net Equity, the amount of such excess by wire transfer or delivery of other immediately available funds. Notwithstanding anything to the contrary set forth herein, in the event the Representative delivers an Objection Notice to the Purchaser pursuant to this Section 2.3(a), and in the event the Representative's determination of the amount of the Net Equity as of the close of business on the day before the Closing Date set forth in such Objection Notice is less than $34,129,000, the Purchaser shall be entitled to receive from the Escrow Account, within two (2) business days after receipt of the Objection Notice, the amount of such shortfall; provided, however, that if the amount then left in the Escrow Account is less than the amount of such shortfall, the Representative shall cause the Sellers to pay to the Purchaser, within two (2) business days after receipt by the Purchaser of the Objection Notice, the amount by which the Escrow Account is less than such shortfall by wire transfer or delivery of other immediately available funds; provided, further, that any amounts received by the Purchaser pursuant to this sentence, shall be applied towards any amount otherwise due, or shall be added to any amounts otherwise payable, pursuant to this Section 2.3(a).

          (b) Accounts Receivable Adjustment.
              ------------------------------

          (i) Notwithstanding anything herein to the contrary, and in addition to any other adjustments set forth in this Agreement, the Cash Portion will be reduced dollar-for-dollar by the aggregate amount of the notes and accounts receivable of the Company, reduced by the amount of any reserve or provision in respect thereof (the "Reserve"), calculated on a consolidated
                                        -------
     basis, in existence as of the Closing and utilized in determining the Actual Net Equity (the "Closing Net Accounts Receivable"), which are
                             -------------------------------
     uncollected by the Company or its Subsidiaries (the "Uncollected
                                                          -----------
     Receivables Amount") as of the 120th day following the Closing Date (the
     ------------------
     "Receivables Determination Date").
     -------------------------------

          (ii) If there is an Uncollected Receivables Amount, the Purchaser shall be entitled to receive the Uncollected Receivables Amount from the Escrow Account within two (2) business days after the Receivables Determination Date; provided, however, that if the amount then left in the Escrow Account is less than the amount of the Uncollected Receivables Amount, the Representative shall pay to the Purchaser, within two (2) business days after the Receivables Determination Date, the amount by which the Escrow Account is less than Uncollected Receivables Amount by wire transfer or delivery of other immediately available funds. In addition, in the event that as of the Receivables Determination Date, the Company's collections with respect to the Closing Net Accounts Receivable have exceeded the amount of Closing Net Accounts Receivable (i.e., the uncollected amount is less than the Reserve), the Purchaser shall pay such excess to the Representative within two (2) business days after the Receivables Determination Date by wire transfer or delivery of other immediately available funds.

          (iii) The Company shall use commercially reasonable efforts to collect the Closing Net Accounts Receivable and shall cooperate with the Representative with respect to such collection efforts and shall not settle for or accept less than the full amount of such Closing Net Accounts Receivable without the prior written consent of the Representative (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the Company shall not be required to retain a collection agency, bring any suit, or take any other action out of the Ordinary Course of Business to collect any of the Closing Net Accounts Receivable.

          (iv) To the extent that the Company has not collected the full amount of the Closing Net Accounts Receivable and the Purchaser has been compensated therefor in accordance with this Section, the Company shall assign any such uncollected Closing Net Accounts Receivable to the Sellers and shall cooperate in the Representative's attempts to collect thereon.

          (v) In the event that the Company shall receive any remittance from or on behalf of any account debtor with respect to any Closing Net Accounts Receivable after such Closing Net Accounts Receivable has been assigned to the Sellers, the Company shall endorse such remittance to the order of the Representative for the account of the Sellers and forward the same to the Representative promptly upon receipt thereof.

          2.4  DISTRIBUTION OF ESCROW ACCOUNT.  On the 180th day after the
               ------------------------------
Closing Date, the Purchaser shall direct the escrow agent under the Escrow Agreement to pay to the Representative an amount equal to the amount of the Escrow Account, if any, remaining after (i) all amounts owing to the Purchaser pursuant to Section 2.3 have been satisfied and (ii) all claims of the Purchaser under Section 9.2 which have theretofore been finally resolved have been satisfied (the "Remaining Escrow") less any amount for which the Purchaser
                ----------------
claims, prior to such 180th day, that it is entitled to receive indemnification pursuant to Section 9.2 (each, a "Pending Claim"). As soon as practicable
                                  -------------
following final resolution of all Pending Claims, the Purchaser shall direct the escrow agent under the Escrow Agreement to pay to the Representative an aggregate amount equal to the portion, if any, of the Escrow Account which remains after payment of the Remaining Escrow and final resolution of all Pending Claims.

          2.5  CLOSING TRANSACTIONS.
               --------------------

          (a)  Closing.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis,
                -------
200 East Randolph Drive, Chicago, Illinois 60601, commencing at 10:00 a.m. on the business day on which the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) are accomplished or obtained, or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Representative; provided, however, that in the event the Purchaser satisfies the condition set forth in Section 3.1(m) without consummating an initial public offering and sale of shares of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Closing shall take place on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Representative. The date and time of the Closing are herein referred to as the "Closing Date."
 ------------

          (b) Closing Transactions.  Subject to the conditions set forth in this
              ---------------------
Agreement, the Parties shall consummate the following transactions (the "Closing
                                                                         -------
Transactions") on the Closing Date:
------------

          (i) each Seller shall deliver to the Purchaser certificates representing the Acquired Stock owned by such Seller, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto;

          (ii) The Purchaser shall deliver to Sellers the Cash Portion in the manner set forth on the Schedule of Stockholders in immediately available
                             ------------------------
     funds;

          (iii) The Purchaser shall deliver to the Sellers the Subordinated Notes in the manner set forth on the Schedule of Stockholders;
                                          ------------------------

          (iv) The Purchaser shall deliver to the Sellers the Noncompete Payment in the manner set forth on the Schedule of Stockholders;
                                            ------------------------

          (v) The Purchaser shall deposit $5,000,000 in the Escrow Account in the manner contemplated by Section 2.2 and the Escrow Agreement; and

          (vi) the Company, the Sellers and the Purchaser, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article III.


                                  ARTICLE III

                             CONDITIONS TO CLOSING
                             ---------------------

          3.1 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the
              -----------------------------------------
Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article V and
Article VI hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Company or the Sellers to the Purchaser pursuant to Sections 4.1(g), 5.24 and 6.6 hereof);

          (b) The Company and each Seller shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by each of them under this Agreement on or prior to the Closing;

          (c) All material consents by third parties that are required for the transfer of the Acquired Stock to the Purchaser, and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which the Company or any of its Subsidiaries is a party shall have been obtained, and payoff letters with respect to all of the Company's and its Subsidiaries' Indebtedness outstanding as of the Closing and releases of any and all Liens held by third parties against property of the Company or any of its Subsidiaries shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

          (d) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Stock to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Purchaser and the applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been
                                           -------
terminated;

          (e) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Company or any of its Subsidiaries, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (f) Except as otherwise specified in writing by the Purchaser to the Representative, all of the Company's and each of its Subsidiaries' directors and officers shall have resigned and such resignations shall be effective as of the Closing Date;

          (g) The Company shall have terminated any and all agreements, arrangements or plans relating to its or to any of its Subsidiaries' equity securities, and all such agreements, arrangements and plans shall be of no further force and effect and there shall be no rights or obligations outstanding under any such agreements, arrangements or plans;

          (h) The Company and each of Michael A. Falconite and Ralph W. McCurry shall have entered into an agreement relating to his employment with the Company (the "Employment Agreements"), substantially in the form of Exhibit C attached
      ---------------------                                 ---------
hereto, and the Employment Agreements shall be in full force and effect;

          (i) The Purchaser shall have received an opinion, dated the Closing Date, of Thompson Coburn, counsel to the Company and the Sellers, substantially in the form of Exhibit D attached hereto;
               ---------

          (j) Title Insurance.  The Purchaser shall have obtained, at the
              ---------------
Purchaser's cost and expense, with respect to each parcel of Owned Real Property an ALTA owner's policy of title insurance Form B-1990 with deletion of creditor's rights exception issued by a title insurer (the "Title Company")
                                                            -------------
reasonably satisfactory to the Purchaser, in such amount as the Purchaser reasonably determines to be the fair market value of the Owned Real Property, insuring title to the Owned Real Property in the Company subject only to the Permitted Encumbrances ("Title Policies"). The Title Policies shall contain: (A)
                         --------------
an "Extended Coverage Endorsement" insuring over the general exceptions contained in such policies; (B) an ALTA Zoning Endorsement 3.1 (or equivalent);
(C) an endorsement insuring that the Owned Real Property or Leased Property, as the case may be, described in such Title Policy is the parcel shown on the Survey (as defined below) with respect to such Owned Real Property; (D) an endorsement insuring that each street adjacent to such Owned Real Property is a public street and that there is direct and unencumbered access, ingress and egress to such street from such Owned Real Property; (E) if any parcel of Owned Real Property contains more than one record parcel, a contiguity endorsement insuring that all such record parcels are contiguous to one another; (F) an Owner's Comprehensive Endorsement; (G) a tax parcel endorsement, and (H) such other endorsements as shall be reasonably requested by the Purchaser or reasonably required by any lender to the Purchaser.

          (k)   Surveys.  The Purchaser shall have received, at the Sellers'
                -------
cost and expense, a current ALTA/ACSM survey of each parcel of Owned Real Property with respect to which a Title Policy is required (the "Surveys") made
                                                                -------
in accordance with the 1992 ALTA/ACSM standards including items 1 through 13 of Table A thereof made by a surveyor licensed in the jurisdiction in which such parcel of Owned Real Property is located and certified to the Purchaser, the Purchaser's lender and the Title Company as having been so made, disclosing the location of all improvements, easements, party-walls, sidewalks, roadways, utility lines and other matters required to be shown on the surveys and showing each such parcel of Owned Real Property to be free from encroachments of improvements located thereon onto adjacent property and to be free from encroachments of improvements located on property adjacent onto such parcel of Owned Real Property.

          (l) On or prior to the Closing Date, the Sellers shall have delivered to Purchaser all of the following:

          (i) a certificate from the Company and the Sellers in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1(a) through (k) have been satisfied;

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations required to be obtained by the Sellers, the Company or any of the Company's Subsidiaries in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of the Company's board of directors approving the transactions contemplated by this Agreement;

          (iv) with respect to the Company and each of its Subsidiaries, certificates of the secretary of state of such company's state of incorporation and each state where such company is required to qualify to do business providing that such company is in good standing in such jurisdiction;

          (v)   copies of the resignations described in Section 3.1(f);

          (vi) all documents and records relating to the business of the Company or any of its Subsidiaries that are in any Seller's possession;

          (vii) landlord consents and estoppel certificates from the Company's and each of its Subsidiaries' landlords in form and substance reasonably satisfactory to the Purchaser and its lenders; and

          (viii) such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby;

          (m) The Purchaser shall have obtained on terms and conditions reasonably satisfactory to it all of the debt and equity financing required in order to consummate the transactions contemplated hereby, and to fund the working capital requirements of the Company and its Subsidiaries after the Closing; provided that the completion by the Purchaser of an initial public offering of its common stock shall satisfy such condition; and

          (n) All proceedings to be taken by the Company and each Seller in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Company and each Seller to effect the transactions contemplated hereby reasonably requested by the Purchaser shall be reasonably satisfactory in form and substance to the Purchaser.

Any condition specified in this Section 3.1 may be waived by the Purchaser; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Purchaser.

          3.2    CONDITIONS TO EACH SELLERS' OBLIGATIONS. The obligation of each
                 ---------------------------------------
Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article VII shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Purchaser to Sellers pursuant to Sections 4.3(a) and 7.8 hereof);

          (b) The Purchaser shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Stock to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Representative and the applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

          (d) No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Company or any of its Subsidiaries, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (e) The Company and each of Michael A. Falconite and Ralph W. McCurry shall have entered into an Employment Agreement, and the Employment Agreements shall be in full force and effect;

          (f) The Sellers shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel to the Purchaser, substantially in the form of Exhibit E attached hereto;
   ---------

          (g)    The Indebtedness described on the "Indebtedness Schedule"
                                                    ---------------------
attached hereto shall have been paid and the related personal guaranties of Michael A. Falconite and Ralph W. McCurry shall have been released;

          (h) On or prior to the Closing Date, the Purchaser shall have delivered to the Representative all of the following:

          (i) a certificate from the Purchaser in a form reasonably satisfactory to the Representative, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) through (d), inclusive, have been satisfied;

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations required to be obtained by the Purchaser in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement;

          (iv) a certificate of the secretary of state of Delaware providing that the Purchaser is in good standing in such jurisdiction; and

          (v) such other documents or instruments as the Sellers may reasonably request to effect the transactions contemplated hereby; and

          (i) All proceedings to be taken by the Purchaser in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Purchaser to effect the transactions contemplated hereby reasonably requested by the Representative shall be reasonably satisfactory in form and substance to the Representative.

Any condition specified in this Section 3.2 may be waived by the Representative on behalf of all of the Sellers; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Representative.

                                  ARTICLE IV

                          COVENANTS PRIOR TO CLOSING

          4.1  AFFIRMATIVE COVENANTS OF THE COMPANY AND EACH SELLER. Prior to
               ----------------------------------------------------
the Closing, unless the Purchaser otherwise agrees in writing, each Seller shall cause the Company and each of its Subsidiaries to, and in the case of Sections 4.1(f), (g), (h) and (i) each Seller also shall:

          (a) except as otherwise explicitly permitted by this Agreement, conduct its business and operations only in the Ordinary Course of Business;

          (b) keep in full force and effect its corporate existence and all rights, franchises and intellectual property relating or pertaining to its business and use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) use its best efforts to carry on the business of the Company and each of its Subsidiaries in the same manner as presently conducted and to keep the Company's and each of its Subsidiaries' business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (d) maintain the material assets of the Company and each of its Subsidiaries in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any material portion of such assets or properties prior to the Closing Date, if the Company or such Subsidiary is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Representative and the Purchaser;

          (e) maintain the books, accounts and records of the Company and each of its Subsidiaries in accordance with past custom and practice as reflected in the Financial Statements;

          (f) encourage those employees identified by the Purchaser as employees who are expected to continue their employment with the Company after the Closing to continue their employment with the Company and its Subsidiaries after the Closing;

          (g) promptly (once the Company, any of the Company's Subsidiaries or any Seller obtains knowledge thereof) inform Purchaser in writing of any variances from the representations and warranties contained in Article V or
Article VI hereof or any breach of any covenant hereunder by the Company, any of the Company's Subsidiaries or any Seller;

          (h) cooperate with the Purchaser and use commercially reasonable best efforts to cause the conditions to the Purchaser's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations);

          (i) cooperate with the Purchaser in the Purchaser's investigation of the business and properties of the Company and its Subsidiaries, to permit the Purchaser and its employees, agents, accounting, legal and other authorized representatives upon prior notice to the Company to (i) have reasonable access to the premises, books and records of the Company and its Subsidiaries at reasonable hours, (ii) visit and inspect any of the properties of the Company and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the respective directors, officers, partners, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Company and its Subsidiaries; and

          (j) as soon as practicable after the end of each month (but in any event within 20 days after the end of each month), deliver to the Purchaser a copy of the Company's unaudited consolidated balance sheet as of the last day of such month and the related statements of income and cash flows for the one month and year-to-date periods then ended (each, an "Updated Financial Statement").
                                               ---------------------------

          4.2  NEGATIVE COVENANTS OF THE COMPANY AND EACH SELLER. Except as set
               -------------------------------------------------
forth on the "Negative Covenants Exception Schedule" attached hereto and except
              -------------------------------------
as expressly contemplated by this Agreement, prior to the Closing, unless the Purchaser otherwise agrees in writing, each Seller shall cause the Company and each of its Subsidiaries to not:

          (a)  take any action that would require disclosure under Section 5.8;

          (b) other than in the Ordinary Course of Business, make any loans, enter into any transaction with any Insider or make or grant any increase in any employee's, officer's or director's compensation or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Company or any of its Subsidiaries;

          (c) establish or, except in accordance with the terms of the Plans disclosed herein or with past practice or as required by applicable law, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Company or any of its Subsidiaries;

          (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business and at arm's length with unaffiliated Persons;

          (e) declare, pay, make or otherwise effectuate any dividends, distributions, redemptions, equity repurchases or other transactions involving the Company's or any of its Subsidiaries' capital stock or equity securities;

          (f) except for (i) the sale of used equipment in an aggregate amount not to exceed the amount identified on the "Company's Model Projections"
                                            ---------------------------
attached as Exhibit F hereto during the applicable period, or (ii) in the
            ---------
Ordinary Course of Business, sell, transfer, contribute, distribute, or otherwise dispose of any securities or assets of the Company or any of its Subsidiaries to any Person;

          (g) except for capital expenditures in an aggregate amount not to exceed the amount identified on the Company's Model Projections during the
                                    ---------------------------
applicable period, make any capital expenditures or commitments for capital expenditures that aggregate in excess of $50,000;

          (h) other than in the Ordinary Course of Business and except for capital expenditures in an aggregate amount not to exceed the amount identified on the Company's Model Projections during the applicable period, incur any
       ---------------------------
indebtedness for borrowed money other than indebtedness necessary to finance the Company's or its Subsidiaries' working capital needs;

          (i) agree to do any of the foregoing, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than in the Ordinary Course of Business.

          4.3  COVENANTS OF PURCHASER. Prior to the Closing, the Purchaser
               ----------------------
shall:

          (a) promptly (once it obtains knowledge thereof) inform the Representative in writing of any variances from the representations and warranties contained in Article VII or any breach of any covenant hereunder by Purchaser; and

          (b) cooperate with Sellers and use its commercially reasonable best efforts to cause the conditions to each Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                            CONCERNING THE COMPANY
                            ----------------------

          As a material inducement to Purchaser to enter into this Agreement, each Seller hereby jointly and severally represents and warrants that:

          5.1  ORGANIZATION AND CORPORATE POWER. The Company and each of its
               --------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in every jurisdiction in which it is required to be qualified. The jurisdictions of incorporation of the Company and each of its Subsidiaries and all jurisdictions in which such company is qualified to do business are set forth on the "Organization Schedule" attached hereto. The Company and each of
              ---------------------
its Subsidiaries has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Company's and each of its Subsidiaries' articles of incorporation and by-laws have been furnished to the Purchaser, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company and each of its Subsidiaries have been furnished to the Purchaser. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or by-laws.

          5.2  AUTHORIZATION OF TRANSACTIONS. The Company has full corporate
               -----------------------------
power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has duly approved the Transaction Documents and has duly authorized the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Company or any of its stockholders or Subsidiaries are necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. All of the Transaction Documents have been (or, with respect to those Transaction Documents to be executed at Closing, upon Closing will be) duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and the discretionary nature of specific performance and other equitable remedies.

          5.3  CAPITALIZATION. The authorized, issued and outstanding stock of
               --------------
the Company consists of 50,000,000 shares of Common Stock of which 8,330,000 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock of which no shares are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Sellers in the amounts set forth on the Schedule of Stockholders and are not subject to,
                             ------------------------
nor were they issued in violation of, any preemptive rights or rights of first refusal. Except as set forth on the Schedule of Stockholders, there are no
                                    ------------------------
outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          5.4  SUBSIDIARIES; INVESTMENTS. Except as set forth on the
               -------------------------
"Subsidiaries Schedule" attached hereto, the Company does not own or hold any
 ---------------------
shares of stock or any other security or interest in any other Person or any rights to acquire any such stock or other security or interest. All of the authorized, issued and outstanding shares of capital stock of each of the Company's Subsidiaries (the "Subsidiary Stock") and the class and par value of
                             ----------------
such Subsidiary Stock are set forth on the Subsidiaries Schedule. All of the
                                           ---------------------
issued and outstanding shares of Subsidiary Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Persons and in the amounts set forth on the Subsidiaries
                                                                ------------
Schedule and are not subject to, nor were they issued in violation of, any
--------
preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Persons as set forth on the Subsidiaries Schedule
                                                           ---------------------
free and clear of all Liens (but subject to applicable laws concerning unregistered securities). There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the

Company or any of its Subsidiaries is a party or which are binding upon the Company or any of its Subsidiaries providing for the issuance, disposition or acquisition of any capital stock of any of the Company's Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company's Subsidiaries. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the Subsidiary Stock. Neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Subsidiary Stock.

          5.5  ABSENCE OF CONFLICTS.  Except as set forth on the "Conflicts
               --------------------                               ---------
Schedule" attached hereto, and except for the filing requirements under the HSR
--------
Act (the "HSR Filing"), the execution, delivery and performance of the
          ----------
Transaction Documents and the consummation of the transactions contemplated thereby by the Company and the Sellers do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock or the assets of the Company or any of its Subsidiaries, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the articles of incorporation or by-laws of the Company or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of the Company's Subsidiaries is bound or affected, or any law, statute, rule or regulation to which the Company or any of the Company's Subsidiaries is subject or any judgment, order or decree to which the Company or any of the Company's Subsidiaries is subject.

          5.6 FINANCIAL STATEMENTS AND RELATED MATTERS.
              ----------------------------------------

          (a) Financial Statements.  Attached hereto as the "Financial
              --------------------                           ---------
Statements Schedule" are copies of (i) the Company's unaudited consolidated and
-------------------
consolidating balance sheet as of January 31, 1998 (the "Latest Balance Sheet")
                                                         --------------------
and the related statements of income and cash flows for the one-month period then ended and (ii) the Company's and its predecessor's audited consolidated and combined balance sheets and statements of income and cash flows for the fiscal years ended December 31, 1997, 1996 and 1995. Each of the foregoing financial statements and each of the Updated Financial Statements (including in all cases the notes thereto, if any) (the "Financial Statements") is (and in the case of
                                 --------------------
the Updated Financial Statements, will be) accurate and complete, is consistent with the Company's and its Subsidiaries' books and records (which, in turn, are accurate and complete), present fairly the Company's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

          (b)  Inventory.  The Company's and its Subsidiaries' inventory (as set
               ---------
forth on the Latest Balance Sheet), net of the reserves applicable to such inventory, consists of a quantity and quality which, except as reflected in such reserve, is usable and saleable in the Ordinary Course of Business, and the items of such inventory are not defective, slow-moving, obsolete or damaged and are merchantable and fit for their particular use.

          (c)  Rental Equipment Fleet.  The Company's and its Subsidiaries'
               ----------------------
rental equipment (as set forth on the Latest Balance Sheet), net of the reserves and accumulated depreciation applicable to such rental equipment, consists of a quantity and quality which, except as reflected in such reserve and accumulated depreciation, is usable and rentable in the Ordinary Course of Business, and the items of such rental equipment are not defective, obsolete or damaged and are merchantable and fit for their particular use, subject in each case to applicable reserves and depreciation.

          5.7  ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any
               ----------------------------------
of its Subsidiaries has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under contracts or commitments described on the Contracts Schedule attached hereto or under contracts and commitments which are
------------------
not required to be disclosed thereon (but not liabilities for breaches thereof),
(ii) liabilities reflected on the liabilities side of the Latest Balance Sheet,
(iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability) and (iv) other liabilities described in the Schedules to this Agreement.

          5.8  ABSENCE OF CERTAIN DEVELOPMENTS.  Except as set forth on the
               -------------------------------
"Developments Schedule" attached hereto and except as expressly contemplated by
 ---------------------
this Agreement, since December 31, 1997, neither the Company nor any of its Subsidiaries has:

          (a) suffered any change that has had or could reasonably be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $100,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of its books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security;

          (c) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other equity securities;

          (d) incurred or become subject to any liabilities, except liabilities disclosed in the Schedules to this Agreement or incurred in the Ordinary Course of Business;

          (e)  subjected any portion of its properties or assets to any Lien;

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to any Seller or any Insider) a portion of its tangible assets, except for sales of inventory and used equipment in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (g) sold, assigned, licensed or transferred (including, without limitation, transfers to any Seller or any Insider) any Proprietary Rights owned by, issued to or licensed to the Company or any of its Subsidiaries or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Company and its Subsidiaries in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (h) suffered any extraordinary losses or waived any rights of material value outside the Ordinary Course of Business;

          (i) incurred any indebtedness for borrowed money (other than indebtedness to finance its working capital and capital expenditure needs);

          (j) entered into, amended or terminated any material lease, contract, agreement or commitment other than in the Ordinary Course of Business, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

          (k) entered into any other material transaction, or materially changed any business practice;

          (l) made or granted any bonus (except for bonuses paid to employees and sales representatives in the Ordinary Course of Business and reflected on the Financial Statements) or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (m) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) incurred intercompany charges or conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, and payment of accounts payable and accrued expenses);

          (o) made any loans or advances to, or guarantees for the benefit of, any Persons other than in the Ordinary Course of Business;

          (p) changed (or authorized any change) in its articles of incorporation or by-laws; or

          (q)  agreed or committed to do any of the foregoing.

          5.9  TITLE TO PROPERTIES.
               -------------------

          (a)  Owned Properties.  The "Real Property Schedule" attached hereto
               ----------------        ----------------------
sets forth a list of all owned real property (collectively, the "Owned Real
                                                                 ----------
Property") used by the Company or
--------
any of its Subsidiaries. With respect to each such parcel of Owned Real
Property: (i) the Company has good and marketable title thereto and such parcel is free and clear of all Liens, except Liens set forth on the Real Property
                                                              -------------
Schedule and Permitted Encumbrances; (ii) there are no leases, subleases,
--------
licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          (b)  The leases and subleases described on the Real Property Schedule
                                                         ----------------------
(the "Leased Properties," and together with the Owned Real Property referred to
      -----------------
herein as the "Real Property") constitute all of the leases and subleases under
               -------------
which the Company or any of its Subsidiaries holds leasehold or subleasehold interests in real property. The real property leases and subleases described on the Real Property Schedule are valid, binding, enforceable and in full force and
    ----------------------
effect and have not been modified (except to the extent disclosed in the documents delivered to the Purchaser), and the Company or one or more of its Subsidiaries holds a valid and existing leasehold interest under such leases or subleases to which it is a party. The Company has delivered to the Purchaser complete and accurate copies of each of the leases or subleases described on the Real Property Schedule. With respect to each lease and sublease listed on the
----------------------
Real Property Schedule:
----------------------

          (i) neither the Company, any of its Subsidiaries nor any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

          (ii) no party to the lease or sublease has repudiated any provision thereof and there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (iii) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (iv) all buildings, improvements or other property leased or subleased thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained by the Company in accordance with applicable laws, rules and regulations; and

          (v) to the Company's knowledge, the owner of the building, improvements or other real property leased or subleased has good and marketable title to the parcel of real property, free and clear of all Liens, other than (A) installments of special assessments and taxes not yet due and payable and (B) recorded easements, covenants and restrictions of record which do not impair the current use, occupancy or value, or the marketability of title, of the property subject thereto.

          (c)   The real property described on the Real Property Schedule
                                                   ----------------------
constitutes all of the real property used or occupied by the Company or any of its Subsidiaries.

          (d)   Except as set forth on the "Assets Schedule" attached hereto,
                                            ---------------
the Company or one or more of its Subsidiaries owns good and marketable title to, or a valid leasehold interest in, free and clear of all Liens, all of the personal property and assets which are shown on the Latest Balance Sheet or acquired thereafter or located on the Real Property or used by the Company or any of its Subsidiaries.

          (e) The buildings, machinery, equipment, personal properties, vehicles and other tangible assets of the Company or its Subsidiaries located upon or used in connection with the Real Property are operated in conformity with all applicable laws and regulations, are in good condition and repair, wear and tear in the Ordinary Course of Business excepted, and are usable in the Ordinary Course of Business. The Company or one or more of its Subsidiaries owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries.

          5.10  TAXES.  In each case, except as set forth on the "Taxes
                -----                                             -----
Schedule" attached hereto:
--------

          (a) The Company, each of its Subsidiaries and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each of its Subsidiaries and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, equityholder, creditor or other third party; neither the Company, any of its Subsidiaries nor any Affiliated Group has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the Company and its Subsidiaries have not incurred any liability for Taxes other than in the Ordinary Course of Business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company, each of its Subsidiaries and each Affiliated Group shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary or any Affiliated Group, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability.

          (b) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. With the exception of Taxes collected by, withheld by or paid over to the Company or any of its Subsidiaries and which are identified as such in the books and records of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries is liable for the Taxes of another Person that is not a Subsidiary of the Company under (a) Treasury Regulation (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or
(d) otherwise. Neither the Company nor any of its Subsidiaries is a party to any tax sharing agreement. The Company, each of its Subsidiaries and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within he meaning of Section 6662(d)(2)(B)(i) of the Code) did not exist at the time the return is filed. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

          (c) No claim has ever been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file tax returns that the Company or such Subsidiary is or may be subject to taxes assessed by such jurisdiction.

          (d) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any Subsidiary.

          (e) Neither the Company nor any Subsidiary will be required (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or any portion thereof) or (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

          (f) The Company has not been a member of an Affiliated Group other than the one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Sellers or the Company.

          (g) The Purchaser will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Acquired Stock to the Purchaser.

          (h) Neither the Company nor any Subsidiary owns any interest in real property in the State of New York or in any other jurisdiction in which a tax (other than a net income or franchise tax) is imposed on the gain on a transfer of an interest in real property.

          5.11  CONTRACTS AND COMMITMENTS.
                -------------------------

          (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, neither the Company
                     ------------------
nor any of its Subsidiaries is a party to or bound by, whether written or oral, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, group health insurance or similar plan or practice, whether formal or informal;

          (ii) any contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv)   agreements with respect to the lending or investing of funds;

          (v) license or royalty agreements (other than license agreements for mass marketed shrink wrap software);

          (vi) guaranty of any obligation, other than endorsements made for collection;

          (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $100,000 annually (other than leases of equipment in the Ordinary Course of Business);

          (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it (other than leases of equipment in the Ordinary Course of Business);

          (ix) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, involving more than $50,000;

          (x) contract which prohibits it from freely engaging in business anywhere in the world; or

          (xi) other agreement material to it whether or not entered into in the Ordinary Course of Business.

          (b)    Except as disclosed on the Contracts Schedule, (i) no contract
                                            ------------------
or commitment required to be disclosed on the Contracts Schedule has been
                                              ------------------
breached or cancelled by the other party and the Company, its Subsidiaries and the Sellers have no knowledge of any anticipated breach by any other party to any contract required to be set forth on the Contracts Schedule, (ii) no
                                             ------------------
customer or supplier has indicated in writing or orally to the Company, any of its Subsidiaries or any Seller that it shall stop or decrease the rate of business done with the Company or any of its Subsidiaries or that it desires to renegotiate its contract or current arrangement with the Company of any of its Subsidiaries, (iii) the Company and each of its Subsidiaries has performed all the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed on the Contracts Schedule and is not in
                                               ------------------
default under or in breach of any contract or commitment required to be disclosed on the Contracts Schedule, and no event has occurred which with the
                 ------------------
passage of time or the giving of notice or both would result in a default or breach thereunder, (iv) neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract required to be set forth on the Contracts Schedule, and (vi)
                                                ------------------
each agreement required to be set forth on the Contracts Schedule is legal,
                                               ------------------
valid, binding, enforceable and in full force and effect and will continue as such following the consummation of the transactions contemplated hereby, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and the discretionary nature of specific performance and other equitable remedies.

          (c) The Sellers have provided the Purchaser with a true and correct copy of all written contracts which are required to be disclosed on the Contracts Schedule, in each case together
------------------
with all amendments, waivers or other changes thereto (all of which are disclosed on the Contracts Schedule). The Contracts Schedule contains an
                 ------------------       ------------------
accurate and complete description of all material terms of all oral contracts required to be set forth thereon.

          5.12 PROPRIETARY RIGHTS.
               ------------------

          (b)  The "Proprietary Rights Schedule" attached hereto sets forth a
                   ---------------------------
complete and correct list of: (i) all patented, registered or applied for Proprietary Rights owned or used by the Company or any of its Subsidiaries; (ii) all trade names, unregistered trademarks and material unregistered copyrights owned or used by the Company or any of its Subsidiaries; (iii) all licenses or other agreements to which the Company or any of its Subsidiaries is a party, either as licensee or licensor, for any Proprietary Rights (other than license agreements for mass marketed shrink wrap software).

          (c)  Except as set forth on the Proprietary Rights Schedule, (i) the
                                          ---------------------------
Company or one or more of its Subsidiaries owns and possesses without restriction as to use, all right, title and interest in and to the Proprietary Rights necessary for the operation of the Company's and each of its Subsidiaries' businesses as currently conducted; (ii) neither the Company nor any of its Subsidiaries has received any notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the Company's and each of its Subsidiaries' knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company or any of its Subsidiaries.

          (d) The transactions contemplated by this Agreement shall have no adverse effect on the Company's or any of its Subsidiaries' right, title and interest in and to any of their Proprietary Rights. The Company and each of its Subsidiaries has taken all necessary and desirable actions to maintain and protect its Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of such Proprietary Rights.

          5.13 LITIGATION; PROCEEDINGS.  Except as set forth on the
               -----------------------
"Litigation Schedule" attached hereto, there are no actions, suits, proceedings,
--------------------
orders, judgments, decrees or investigations pending or, to the Company's or any of its Subsidiaries' knowledge, threatened against or affecting the Company or any of its Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the knowledge of the Company or any of its Subsidiaries there is no basis for any of the foregoing. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

          5.14 BROKERAGE.  Except as set forth on the "Brokerage Schedule"
               ---------                               ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.

          5.15 GOVERNMENTAL LICENSES AND PERMITS.  Except as indicated on
               ---------------------------------
the Permits Schedule, the Company and each of its Subsidiaries owns or possesses
    ----------------
all right, title and interest in and to all Licenses which are necessary to conduct its business as presently conducted and as proposed to be conducted and shall use its reasonable efforts to maintain all such Licenses. No loss or expiration of any License is pending or, to the Company's or any of its Subsidiaries' knowledge, threatened or reasonably foreseeable (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

          5.16 EMPLOYEES.  Except as set forth on the "Employees Schedule"
               ---------                               ------------------
attached hereto, (i) to the knowledge of the Company or any of its Subsidiaries, no key executive employee and no group of employees or independent contractors of the Company or any of its Subsidiaries has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company or such Subsidiary, (ii) the Company and each of its Subsidiaries have complied with all applicable laws relating to the employment of personnel and labor, and
(iii) since January 1, 1987, neither the Company nor any of its Subsidiaries has experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice. Neither the Company nor any of its Subsidiaries has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

          5.17 EMPLOYEE BENEFIT PLANS.
               ----------------------

          (a)  Except as set forth on the "Benefit Plans Schedule" attached
                                           ----------------------
hereto, with respect to current or former employees of the Company and each of its Subsidiaries, neither the Company nor any of its Subsidiaries maintains or contributes to or has any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or (iii)
                                                              -----
employee welfare benefit plans, (as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. Except for payments to multiemployer pension plans (as defined in Section 3(37) of ERISA) for the benefit of employees who are members of labor unions (the "Company Multiemployer
                                                           ---------------------
Plans"), neither the Company nor any of its Subsidiaries has ever contributed to
-----
any multiemployer pension plan (as defined in Section 3(37) of ERISA), and neither the Company nor any of its Subsidiaries has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). Neither the Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA").
                                            -----

          (b) The employee benefit plans (and related trusts and insurance contracts) set forth on the Benefit Plans Schedule comply in form and in
                            ----------------------
operation in all respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof; provided, however, that the foregoing representation is given to the Company's best knowledge with respect to the Company Multiemployer Plans.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the employee benefit plans set forth on the Benefit Plans Schedule (other than
                                            ----------------------
the Company Multiemployer Plans) have been properly and timely filed with the appropriate government agency and distributed to participants as required. The Company and each of its Subsidiaries have complied with the requirements of COBRA.

          (d)  With respect to each employee benefit plan set forth on the

Benefit Plans Schedule (other than the Company Multiemployer Plans), (i) there
----------------------
have been no prohibited transactions as defined in Section 406 of ERISA or
Section 4975 of the Code for which no exemption is applicable, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Company nor any of its Subsidiaries has any knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e)  With respect to each of the employee benefit plans listed on the

Benefit Plans Schedule (other than the Company Multiemployer Plans), the Sellers
----------------------
have furnished to the Purchaser true and complete copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years),
(iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          5.18 INSURANCE.  The "Insurance Schedule" attached hereto lists and
               ---------        ------------------
briefly describes each insurance policy maintained by the Company and each of its Subsidiaries with respect to its properties, assets and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Company nor any of its Subsidiaries has been denied insurance coverage. Except as set forth on the Insurance Schedule,
                                                       ------------------
neither the Company nor any of its Subsidiaries has any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

          5.19 OFFICERS AND DIRECTORS; BANK ACCOUNTS.  The "Officers,
               -------------------------------------        ---------
Directors and Bank Accounts Schedule" attached hereto lists all officers and
------------------------------------
directors of the Company and each of its Subsidiaries, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company and each of its Subsidiaries.

          5.20 AFFILIATE TRANSACTIONS.  Except as disclosed on the
               ----------------------
"Affiliated Transactions Schedule" attached hereto, no Insider is a party to any
---------------------------------
agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or which is pertaining to the business of the Company or any of its Subsidiaries (except by virtue of his or her employment) or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

          5.21 COMPLIANCE WITH LAWS.  Except as set forth on the Taxes
               --------------------                              -----
Schedule, the Company, each of its Subsidiaries and their respective officers,
--------
directors, partners, agents and employees have complied with and are in compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's and its Subsidiaries' marketing and sales of their respective products and services) or any owned or leased properties of the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries may be subject, and no claims have been filed against the Company or any of its Subsidiaries alleging a violation of any such laws or regulations, and neither the Company nor any of its Subsidiaries has received notice of any such violations.

          5.22 ENVIRONMENTAL MATTERS.  Except as set forth on the
               ---------------------
"Environmental Schedule" attached hereto:
-----------------------

          (a) The Company and each of its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor any of its Subsidiaries has received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or to any of its Subsidiaries or to any of their respective properties or facilities.

          (b) Without limiting the generality of the foregoing, the Company and each of its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their respective properties or facilities or the operation of their respective businesses. A list of all such permits, licenses and other authorizations which are material to the Company and its Subsidiaries taken as a whole is set forth on the Environmental Schedule.
                          ----------------------

          (c) Neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Company or any of its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (e) Neither the Company nor any of its Subsidiaries have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company of any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or any of its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Company nor any of its Subsidiaries have, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

          5.23 DISCLOSURE.  Neither this Agreement, the other Transaction
               ----------
Documents, nor any of the schedules, attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading; There is no fact which has not been disclosed to the Purchaser of which the Company, any of its Subsidiaries or any of the Sellers has knowledge which has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

          5.24 CLOSING DATE.  All of the representations and warranties of
               ------------
the Company contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Representative has advised the Purchaser otherwise in writing at or prior to the Closing.

                                  ARTICLE VI

             REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

          As a material inducement to the Purchaser to enter into this Agreement, each Seller severally represents and warrants to the Purchaser that:

          6.1  AUTHORIZATION OF TRANSACTIONS.
               -----------------------------

          (a) Each such Seller that is an individual has full power, authority and legal capacity to execute and deliver the Transaction Documents to which he is a party and to consummate the transactions contemplated thereby and hereby. Each Seller that is an individual has

(or, with respect to those Transaction Documents to be executed at Closing, upon Closing will have) duly executed and delivered all of the Transaction Documents to which he is a party, and such Transaction Documents constitute the valid and binding agreements of such Seller, enforceable against such Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and the discretionary nature of specific performance and other equitable remedies.

          (b) Each such Seller that is a trust or a limited partnership has full power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Each trustee of each Seller that is a trust and each general partner of each Seller that is a limited partner has duly approved the Transaction Documents to which such Seller is a party and has duly authorized the execution and delivery of the Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated thereby. No other proceedings on the part of such Seller are necessary to approve and authorize the execution and delivery of the Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated thereby. Each such Seller has (or, with respect to those Transaction Documents to be executed at Closing, upon Closing will have) duly executed and delivered all of the Transaction Documents to which it is a party and such Transaction Documents constitute the valid and binding agreements of such Seller, enforceable against such Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and the discretionary nature of specific performance and other equitable remedies.

          6.2  ABSENCE OF CONFLICTS.  Except for the HSR Filing, neither the
               --------------------
execution and the delivery of this Agreement and the other documents contemplated hereby to which such Seller is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by such Seller is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which such Seller is a party.

          6.3  BROKERAGE.  Except as set forth on the Brokerage Schedule, there
               ---------                              ------------------
are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller.

          6.4  SHARES.  Such Seller holds of record and owns beneficially
               ------
the shares of Acquired Stock as indicated on the Schedule of Stockholders, free
                                                 ------------------------
and clear of any Liens but subject to laws relating to unregistered securities. Except as set forth on the Schedule of Stockholders, (i)
                           ------------------------
such Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement) and (ii) such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

          6.5  INVESTMENT IN SUBORDINATED NOTES.  Such Seller (a) understands
               --------------------------------
that the Subordinated Notes (and the capital stock issuable upon conversion thereof) (the "NES Securities") have not been, and will not be, registered under
               --------------
the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) understands that the transfer of the NES Securities is restricted, (c) is acquiring the NES Securities solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (d) is a sophisticated investor with knowledge and experience in business and financial matters, (e) has received certain information concerning the Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the NES Securities and (f) is able to bear the economic risk and lack of liquidity inherent in holding the NES Securities.

          6.6  CLOSING DATE.  All of the representations and warranties
               ------------
concerning such Seller contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto are true and correct on the date of this Agreement and shall be true and correct on the Closing Date except to the extent that such Seller has advised the Purchaser otherwise in writing at or prior to the Closing.

                                  ARTICLE VII

            REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER
            -------------------------------------------------------

          As a material inducement to Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to Sellers that:

          7.1  ORGANIZATION AND CORPORATE POWER.  The Purchaser is a
               --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and perform its obligations hereunder and thereunder. Correct and complete copies of the Purchaser's articles of incorporation and by-laws have been furnished to the Representative, which documents reflect all amendments made thereto at any time prior to the date of this Agreement.

          7.2  AUTHORIZATION OF TRANSACTION.  The execution, delivery and
               ----------------------------
performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which the Purchaser is a party shall when executed constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and the discretionary nature of specific performance and other equitable remedies.

          7.3  Absence of Conflicts.  Except for the HSR Filing, the execution,
               --------------------
delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Purchaser do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the assets of the Purchaser or any of its Subsidiaries, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the articles of incorporation or by-laws of the Purchaser or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Purchaser or any of its Subsidiaries is bound or affected, or any law, statute, rule or regulation to which the Purchaser or any of its Subsidiaries is subject or any judgment, order or decree to which the Purchaser or any of its Subsidiaries is subject.

          7.4  LITIGATION; PROCEEDINGS.  There are no actions, suits,
               -----------------------
proceedings, orders, judgments, decrees or investigations pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the knowledge of the Purchaser there is no basis for any of the foregoing. The Company is not subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

          7.5  BROKERAGE.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

          7.6  NES SECURITIES.  The NES Securities to be issued pursuant to the
               --------------
terms of this Agreement have been duly authorized for issuance by all requisite corporate action of the Purchaser, and the capital stock of the Purchaser issuable upon conversion of the Subordinated Notes shall, when issued pursuant to the terms of the Subordinated Notes, be duly and validly issued, fully paid and non-assessable voting common stock of the Purchaser, without violation of any preemptive or dissenters or similar rights.

          7.7  DISCLOSURE.  There is no fact which has not been disclosed to the
               ----------
Representative of which the Purchaser has knowledge which has a material adverse effect, or could reasonably be anticipated to have a material adverse effect, on the business, financial condition, operations, results of operations, or future prospects of the Purchaser.

          7.8  CLOSING DATE.  All of the representations and warranties of the
               ------------
Purchaser contained in this Article VII and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Purchaser has advised Sellers otherwise in writing at or prior to the Closing.

                                  ARTICLE VII

                                  TERMINATION
                                  -----------

          8.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing:

          (a) by mutual written consent of the Representative and the Purchaser;

          (b) by the Representative if there has been a material misrepresentation or breach on the part of the Purchaser of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the Sellers' obligations to consummate the transactions contemplated hereby unless the Sellers' willful or knowing breach of this Agreement has caused the condition to be unsatisfied;

          (c) by the Purchaser if there has been a material misrepresentation or breach on the part of any of the Sellers or the Company of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the Purchaser's obligations to consummate the transactions contemplated hereby unless the Purchaser's willful or knowing breach of this Agreement has caused the condition to be unsatisfied;

          (d) by the Representative at any time after August 31, 1998 if (i) the Closing has not occurred at or prior to such time as a result of the Purchaser's failure to satisfy the condition set forth in Section 3.1(m) (Financing), and (ii) the conditions set forth in Section 3.1(a) through 3.1(l), inclusive, have been satisfied, and (iii) aggregate EBITDA for the period beginning on April 1, 1998 and ending on August 31, 1998 is equal to, or greater than, $14,518,080.

          (e) by the Purchaser at any time prior to the first to occur of (i) the time at which the Purchaser files a registration statement on Form S-1 with the Securities and Exchange Commission which includes information concerning the Company, and (ii) April 10, 1998, if the Purchaser is not satisfied with the results of its business, accounting, insurance, legal, environmental or other due diligence review of the Company; or

          (f) by the Representative or the Purchaser at any time after September 10, 1998 if the Closing has not occurred at or prior to such time; provided, however, that neither the Purchaser nor the Representative shall be entitled to terminate this Agreement pursuant to this Section 8.1(f) if such Party's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

          8.2  EFFECT OF TERMINATION.  In the event of termination of this
               ---------------------
Agreement by either the Representative or the Purchaser as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Sections 10.4 and 10.8 and Article IX shall continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination; provided that in the event of termination of this Agreement by the Representative pursuant to Section 8.1(d), the Purchaser's sole obligation to the

Company and the Sellers shall be the payment to the Company of (i) the Company's reasonable legal fees and accounting fees incurred in connection with the negotiation of this Agreement and the preparation for the Closing and (ii) $2,000,000 as liquidated damages.

                                  ARTICLE IX

                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

          9.1  SURVIVAL.  All representations, warranties, covenants and
               --------
agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 9.2(a)(i) or
Section 9.2(c)(i) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean the first
                     --------------------------
anniversary of the Closing Date; provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 5.10 (Taxes) (or in Section 5.24 (Closing Date) with respect to Section 5.10), the Applicable Limitation Date shall be the 30th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Tax which gave rise to such Loss, (ii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in
Section 5.22 (Environmental) (or in Section 5.24 (Closing Date) with respect to
Section 5.22), the Applicable Limitation Date shall be the third anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 5.1 (Organization and Corporate Power) (or in Section 5.24 (Closing Date) with respect to Section 5.1), Section 5.2 (Authorization of Transactions) (or in
Section 5.24 (Closing Date) with respect to Section 5.2), Section 5.3 (Capitalization) (or in Section 5.24 (Closing Date) with respect to Section 5.3), Section 5.14 (Brokerage) (or in Section 5.24 (Closing Date) with respect to Section 5.14) or Article VI (Representations and Warranties with Respect to Sellers) and with respect to any Loss arising from or related to a breach of the representations and warranties of Purchaser set forth in Section 7.1 (Organization an Corporate Power) (or in Section 7.8 (Closing Date) with respect to Section 7.1), 7.2 (Authorization of Transactions) (or in Section 7.8 (Closing
Date) with respect to Section 7.2) or 7.5 (Brokerage) (or in Section 7.8 (Closing Date) with respect to Section 7.5), the Applicable Limitation Date shall be on the 30th day after expiration of the statute of limitations applicable to actions for breach of contract with respect to this Agreement.

           9.2 INDEMNIFICATION.
               ---------------

          (a) Each Seller shall jointly and severally indemnify the Purchaser, and the Company and each of their respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and
                    -----------------
against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain or become subject to, as a result of or relating to:

          (i) (A) the breach of any representation or warranty made by the Company or any Seller contained in this Agreement (other than in Article VI of this Agreement) or any certificate delivered to the Purchaser with respect thereto in connection with the Closing, or (B) with respect to each Company Multiemployer Plan, (1) any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code for which no exemption is applicable) which took place at or prior to the Closing, (2) any breach of fiduciary duty which took place at or prior to the Closing or any other failure to act or comply at or prior to the Closing in connection with the administration or investment of the assets of such plan, (3) any action, investigation, suit or claim with respect to the assets thereof (other than routine claims for benefits) which is pending or threatened prior to the Closing, (4) such plan's failure to comply in form and in operation in all respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof, (5) any liability which the Company would have if the Company were to withdraw from such plan as of the Closing Date, or (6) any facts of which the Company or any of its Subsidiaries has any knowledge at or prior to the Closing and which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims; or

          (ii) the breach of any representation or warranty made by such Seller contained in Article VI of this Agreement or any certificate delivered by such Seller to the Purchaser with respect thereto in connection with the Closing; or

          (iii) the breach of any covenant or agreement made by the Company (if such covenant or agreement is to be performed at or prior to the Closing) or any Seller contained in this Agreement, the other Transaction Documents (other than the Employment Agreements), any Exhibit hereto or any certificate delivered to the Purchaser with respect thereto in connection with the Closing; or

          (iv) all sales and use Taxes payable by the Company or any of its Subsidiaries after the Closing with respect to transactions, operations, activities and events occurring at or prior to the Closing to the extent the amount of such sales and use Taxes exceeds the accrual for such sales and use Taxes utilized in determining the amount of Actual Net Equity.

The Purchaser Party's remedy for any indemnification of Losses hereunder may be satisfied by proceeding against one or more Sellers individually for all or any portion of any such Loss; provided that no Seller shall be liable hereunder for Losses in excess of such Seller's pro rata portion of the Cap based on such Seller's proportionate ownership of the Acquired Stock as set forth on the Schedule of Stockholders. Notwithstanding the foregoing (including, without
------------------------
limitation, the first sentence of Section 9.2(a)), if any such Loss arises from a breach of such Seller's representation or warranty contained in Article VI, the Purchaser Party shall proceed solely against such breaching Seller for the entire amount of such Loss.

          (b) The indemnification provided for in Section 9.2(a)(i) above is subject to the following limitations:

          (i) the Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 9.2(a)(i) only if the Purchaser Party gives the Representative written notice thereof within the Applicable Limitation Date;

          (ii) the Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 9.2(a)(i) only if the aggregate amount of all Losses relating to any and all claims referred to in Section 9.2(a)(i) exceeds $750,000 (the "Deductible") and then only to the extent of such
                            ----------
     excess;

          (iii) the aggregate amount of all payments made by the Sellers in satisfaction of claims for indemnification pursuant to Section 9.2(a)(i) shall not exceed $15,000,000 (the "Cap"); and
                                        ---

          (iv) notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser Party delivers written notice of a claim to the Representative no later than the Applicable Limitation Date, the Sellers shall be required to indemnify the Purchaser Parties for all Losses (in excess of the Deductible and up to the Cap) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (c) The Purchaser shall indemnify the Sellers and hold each Seller and its officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Seller Parties") harmless
                                                       --------------
from and against and pay on behalf of or reimburse such Seller Party in respect of any Loss which any Seller Party may suffer, sustain or become subject to, as a result of or relating to:

          (i) the breach of any representation or warranty made by the Purchaser contained in Article VII of this Agreement or any certificate delivered by the Purchaser to the Sellers with respect thereto in connection with the Closing; or

          (ii) the breach of any representation, warranty (other than representations or warranties set forth in Article VII), covenant or agreement made by the Purchaser contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Purchaser to the Sellers with respect thereto in connection with the Closing.

          (d) The indemnification provided for in Section 9.2(c)(i) above is subject to the following limitations:

          (i) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 9.2(c)(i) only if the Representative gives the Purchaser written notice thereof within the Applicable Limitation Date;

          (ii) the Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 9.2(c)(i) only if the aggregate amount of all Losses relating to any and all claims referred to in Section 9.2(c)(i) exceeds the Deductible and then only to the extent of such excess;

          (iii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 9.2(c)(i) shall not exceed the Cap; and

          (iv) notwithstanding any implication to the contrary contained in this Agreement, so long as the Representative delivers written notice of a claim to the Purchaser no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses (in excess of the Deductible and up to the Cap) which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (e) If a party hereto seeks indemnification under this Article IX, such party (the "Indemnified Party") shall give written notice to the other
                 -----------------
party (the "Indemnifying Party") after receiving written notice of any action,
            ------------------
lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), whether insurance may be available (if known), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article IX, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to notify any applicable insurer and to control (subject to the rights of such insurer) the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first agree to be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses (to the extent not reimbursed by insurance) relating to such claim; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim over which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, or (iii) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice. If the Indemnified Party shall control the defense of any such claim, the Indemnified Party shall obtain the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if the Indemnifying Party is a named defendant in such claim and pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnifying Party or if such settlement does not expressly unconditionally release the Indemnifying Party from all liabilities and obligations with respect to such claim, without prejudice.

          (f) Amounts paid to or on behalf of Sellers or Purchaser as indemnification shall be treated as adjustments to the Purchase Price.

          (g) Effective upon the Closing, each Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to such Seller of any kind or nature whatsoever, whether in his capacity as Seller hereunder, as a stockholder, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification other than compensation as an employee of the Company), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company; provided that from and after the Closing Date the Purchaser shall cause the Company to maintain directors and officers insurance coverage substantially similar to such coverage maintained by the Purchaser with respect to its other operating Subsidiaries. In no event shall the Company or its Subsidiaries have any liability whatsoever for any breaches of the representations, warranties, agreements or covenants of the Company, and the Sellers shall in no event seek contribution from the Company or any Subsidiary for any such breaches or in respect of any other payments required to be made by Sellers pursuant to this Agreement.

          (h) The parties hereto acknowledge and agree that, except with respect to (i) any claim for indemnification based upon actual fraud or intentional misrepresentation, or (ii) any equitable remedies for injunction or specific performance which the Purchaser may be able to pursue with respect to any of the obligations of the Sellers or the Company, the provisions of this
Article IX shall be the sole and exclusive remedy of the parties hereto against each other for any Loss or other claim arising out of this Agreement and the transactions contemplated herein.


                                   ARTICLE X

                             ADDITIONAL AGREEMENTS
                             ---------------------

          10.1  SUBORDINATED NOTES. Each Subordinated Note will be imprinted
                ------------------
with a legend substantially in the following form:

     THIS NOTE WAS ORIGINALLY ISSUED ON _______ __, 1998, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

The transfer of any Subordinated Note is subject to the following condition:
In connection with the transfer of any Subordinated Note, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Thompson Coburn or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters, or other evidence satisfactory to the Company to the effect that such transfer of a Subordinated Note may be effected without registration of such Subordinated Note under the Securities Act of 1933, as amended. In addition, if the holder of the Subordinated Note delivers to the Company an opinion of Thompson Coburn or such other counsel that no subsequent transfer of such Subordinated Note shall require registration under the Securities Act of 1933, as amended, the Company shall promptly upon such contemplated transfer deliver a new copy of such Subordinated Note which does not bear the Securities Act portion of the legend set forth in this Section
10.1. Notwithstanding the foregoing, the Sellers shall be entitled to transfer Subordinated Notes among themselves and the beneficiaries and partners of Sellers which are trusts or limited partnerships without furnishing an opinion of counsel. If the Company is not required to deliver a new copy of such Subordinated Note not bearing such portion of the legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph.

          10.2  CONTINUING ASSISTANCE. Subsequent to the Closing, each Seller
                ---------------------
and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

          10.3  TAX MATTERS. The following provisions shall govern the
                -----------
allocation of responsibility as between the Purchaser and the Sellers for certain tax matters following the Closing Date:

          (a)   Tax Periods Ending on or Before the Closing Date.  The Purchaser
                ------------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date (other than income Tax Returns with respect to periods for which the consolidated, unitary and combined income Tax Returns of the Sellers will include the operations of the Company). The Company shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing, and, to the extent consistent with applicable laws, each such Tax Return shall be prepared on a basis consistent with the past practices of the Company and each of its Subsidiaries. The Sellers shall reimburse the Purchaser for Taxes of the Company with respect to such periods within fifteen (15) days of payment by the Purchaser or the Company of such Taxes to the extent the amounts of such Taxes are not utilized in determining the Actual Net Equity. The Purchaser shall cause the Company and each of its Subsidiaries to join in the Purchaser's federal income Tax Return for the Taxable period beginning the day after the Closing Date, and, to the extent possible, shall cause the Company and each of its Subsidiaries to join in the Purchaser's other consolidated, combined and unitary Tax Returns for the Taxable periods beginning the day after the Closing Date.

          (b)  Tax Periods Beginning Before and Ending After the Closing Date.
               --------------------------------------------------------------
The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Sellers shall pay to the Purchaser within fifteen (15) days of the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent the amounts of such Taxes are not utilized in determining the Actual Net Equity. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to receipts or income, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to receipts or income be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and each of its Subsidiaries jointly by the Purchaser and the Representative.

          (c)  Cooperation on Tax Matters.
               --------------------------

               (i) The Purchaser, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters and pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring , destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

               (ii) The Purchaser and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (d)  Tax Sharing Agreements.  All tax-sharing agreements or similar
               ----------------------
agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

          (e)  Certain Taxes.  All transfer, documentary, sales, use, stamp,
               -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (f)  Real Property Holding Corporation Status.  The Sellers will
               ----------------------------------------
furnish the Purchaser prior to the Closing a certification pursuant to Treasury Regulation (S) 1.897-2 to the effect that the Company is not a "United States real property holding corporation" as defined in Section 897 of the Code.

          (g)  Sales and Use Taxes.  Within 15 days after (i) the expiration of
               -------------------
all statutes of limitations (including any extensions thereof to the extent that any such statute of limitations may be tolled) or (ii) the settlement of such sale and use Tax dispute, with respect to any sales and use Taxes payable by the Company or any of its Subsidiaries with respect to transactions, operations, activities and events occurring at or prior to the Closing, to the extent the amount paid by the Company and its Subsidiaries after the Closing is less than the accrual for such sales and use Taxes utilized in determining the amount of Actual Net Equity, the Company shall pay the difference to the Representative in cash for the benefit of the Sellers.

          10.4 PRESS RELEASES AND ANNOUNCEMENTS. Prior to the Closing Date, no
               --------------------------------
press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Sellers and the Purchaser); provided that in the event the Purchaser files a registration statement with the Securities and Exchange Commission, the Purchaser shall be entitled to (i) disclose the transactions contemplated hereby in such registration statement, (ii) include a detailed description of the Company and its Subsidiaries in such registration statement, and (iii) include copies of the Company's and its predecessor's consolidated financial statements in such registration statement; provided that prior to filing any such registration statement, the Purchaser shall deliver a copy of a substantially final draft of such registration statement to the Representative and provide the Representative with a reasonable opportunity to comment on such draft. After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries shall be issued without the Purchaser's consent (which shall not be unreasonably withheld).

          10.5 FURTHER TRANSFERS. Each Seller shall execute and deliver such
               -----------------
further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Acquired Stock and any other transactions contemplated hereby.

          10.6 SPECIFIC PERFORMANCE. Each Seller acknowledges that the Company's
               --------------------
and each of its Subsidiaries' businesses is unique and recognizes and affirms that in the event of a breach of this Agreement by such Seller, money damages may be inadequate and Purchaser may have no adequate remedy at law. Accordingly, each Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          10.7 TRANSITION ASSISTANCE. Each Seller shall not in any manner take
               ---------------------
any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company and/or any of its Subsidiaries after the date of this Agreement as were maintained with the Company and/or any of its Subsidiaries prior to the date of this Agreement.

          10.8 EXPENSES. Except as otherwise provided herein, each Seller and
               --------
the Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of the this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction Expenses"); it
                                                    --------------------
being understood that the Sellers shall pay the fees, costs and expenses of the Company and its Subsidiaries and that the Company shall pay any of the Sellers' fees, costs and expenses (including, without limitation, legal and accounting fees, costs and expenses) arising in connection with the transactions contemplated hereby if the transactions are not consummated. At the request of the Sellers, the fees, costs and expenses for which they are liable pursuant to this Section 10.8 may be deducted from the Cash Purchase Price and paid directly to the Sellers' legal counsel, investment bankers and other agents and representatives. To the extent that the Company pays or becomes liable with respect to any Transaction Expenses of the Company, any of its Subsidiaries or the Sellers, the Cash Purchase Price shall be reduced dollar-for-dollar.

          10.9 EXCLUSIVITY. Until this Agreement is terminated by its terms,
               -----------
neither the Company, any of its Subsidiaries nor the Sellers (and neither the Company nor the Sellers shall cause or permit any Insider or agent or any other Person acting on behalf of any Seller, the Company, or its Affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets (other than in the Ordinary Course of Business) of or any equity interest in or (iv) similar transaction or business combination involving the Company or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Company and each Seller agrees that it will discontinue immediately (and will cause any Insider or agent or any other Person acting on behalf of any Seller, the Company, or its Affiliates to discontinue immediately) any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Sellers and the Company shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          10.10  BOOKS AND RECORDS. Unless otherwise consented to in writing by
                 -----------------
the Representative and the Purchaser, the Purchaser and the Sellers will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company acquired by the Purchaser hereunder or retained by any Seller without first offering to surrender to the other Party such books and records or any portion thereof of which the Sellers or the Purchaser may intend to destroy, alter or dispose. The Purchaser and the Sellers will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

          10.11  APPOINTMENT OF REPRESENTATIVE.
                 -----------------------------

          (a)    Powers of Attorney.  Each Seller irrevocably constitutes and
                 ------------------
appoints Michael A. Falconite (the "Representative") as such Seller's true and
                                    --------------
lawful agent, proxy and attorney-in-fact and agent and authorizes the Representative acting for such Seller and in such Seller's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such Person might or could do in person, including, without limitation:

          (i) determine the presence (or absence) of claims for indemnification against the Purchaser pursuant to Section 9.2 above;

          (ii) deliver all notices required to be delivered by such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.2 above;

          (iii) receive all notices required to be delivered to such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.2 above;

          (iv) take any and all action on behalf of such Seller from time to time as the Representative may deem necessary or desirable to defend, pursue, resolve and/or settle claims under this Agreement, including, without limitation, indemnification under Section 9.2; and

          (v) to engage and employ agents and representatives for such Seller (including accountants, legal counsel and other professionals) and to incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.

Each Seller grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each Seller will, by executing this Agreement agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, or bankruptcy of such Seller. Each Seller acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Representative or any decisions made by the Representative pursuant to this
Section 10.11, such Seller shall be bound by such documents or decision as fully as if such Seller had executed and delivered such documents or made such decisions.

          (b) The Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Representative shall not be liable to any Seller for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to Sellers for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

          (c)  Replacement of the Representative.  Upon the death, disability or
               ---------------------------------
incapacity of the initial Representative appointed pursuant to Section 10.11(a) above, each Seller acknowledges and agrees that such Representative's executor, guardian or legal representative, as the case may be, shall (in consultation with Sellers) appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Representative hereunder within thirty (30) days. In the event that the Representative resigns for any reason, the Representative shall (in consultation with Sellers) select another representative to fill such vacancy. Any substituted representative shall be deemed the Representative for all purposes of this Agreement and the other Transaction Documents.

          (d)  Actions of the Representative; Liability of the Representative.
               --------------------------------------------------------------
Each Seller agrees that Purchaser shall be entitled to rely on any action taken by the Representative, on behalf of the Sellers, pursuant to Section 10.11(a) above (each, an "Authorized Action"), and that each Authorized Action shall be
                 -----------------
binding on each Seller as fully as if such Seller had taken such Authorized Action. The Purchaser agrees that the Representative shall have no liability to the Purchaser for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Sellers jointly and severally agree to pay, and to indemnify and hold harmless the Purchaser from and against any losses which it may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, the Sellers. In addition, the Sellers hereby release and discharge the Purchaser from and against any liability arising out of or in connection with the Representative's failure to distribute any amounts received by the Representative on the Sellers' behalf to the Sellers.

          (e)    Allocation of Payments.  Subject to Section 9.2, whenever the
                 ----------------------
Sellers are entitled to receive any payments hereunder or are obligated to make any payments hereunder (including those specified in Section 9.2), each Seller shall be entitled to receive from the Purchaser or shall be obligated to pay to the Purchaser such portion of any such payment as set forth on the Schedule of
                                                                   -----------
Stockholders.
------------

          10.12  NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.
                 ---------------------------------------------------

          (a)    Noncompetition. In consideration of the mutual covenants
                 --------------
provided for herein to the Sellers at the Closing, during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the "Noncompete Period"), none of the Sellers (and none of the beneficiaries of
      -----------------
any Seller that is a trust) (collectively, the "Noncompeting Parties") shall
                                                --------------------
engage, and each of the Sellers shall cause the Noncompeting Parties that are not themselves Sellers to not engage, (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business that the Company or any of its Subsidiaries conducts or proposes to conduct as of the Closing Date in any geographic area in which the Company or any of its Subsidiaries conducts its business as of the Closing Date, except as expressly permitted under any employment agreement with the Company executed at the Closing as contemplated hereunder; provided that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. The parties hereto agree that the covenant set forth in this Section 10.12 is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 10.12(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. As further consideration for the obligations of the Sellers pursuant to this Section 10.12, the Purchaser shall pay to the Sellers $500,000 in cash on the Closing Date, allocated among the Sellers in accordance with the Schedule of Stockholders (the "Noncompete
                               ------------------------       ----------
Payment").
-------

          (b)    Nonsolicitation. Each Seller agrees that, during the Noncompete
                 ---------------
Period, such Seller (i) shall not, shall cause the other Noncompeting Parties to not, and shall use his best efforts not to permit such Seller's affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person (other than Joseph A. Falconite, Emilie Nicole Falconite or Angela S. Grimm) employed by the Company or any of its Subsidiaries at any time prior to the Closing Date or during the Noncompete Period, without the prior written consent of the Company and (ii) shall not induce or attempt to induce, and shall cause the other Noncompeting Parties to not induce or attempt to induce, any customer or other business relation of the Company or any of its Subsidiaries into any business relationship which might materially harm the Company or any of its Subsidiaries. The term "indirectly" as used in this Section 10.12 is intended to mean any acts
          ----------
authorized or directed by or on behalf of any Seller or any Person controlled by such Seller.

          (c)   Confidentiality.  Each Seller shall, and shall cause the other
                ---------------
Noncompeting Parties to, treat and hold as confidential any information concerning the business and affairs of the Company or any of its Subsidiaries that is not already generally available to the public (the "Confidential
                                                            ------------
Information"), refrain from using any of the Confidential Information except in
-----------
connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. In the event that any Noncompeting Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers shall cause such Noncompeting Party to notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 10.12(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any Noncompeting Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Noncompeting Party may disclose the Confidential Information to the tribunal; provided that the Sellers shall cause such disclosing Noncompeting Party shall use his best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          (d)   Trade Names. No Seller shall use or permit any of his Affiliates
                -----------
to use the "Falconite Equipment," "M&M Equipment," "M&M Properties" and "Erzinger" names or any names confusingly similar thereto in any manner anywhere in the world after Closing.

          (e)   Remedy for Breach.  Each Seller acknowledges and agrees that in
                -----------------
the event of a breach by any Seller of any of the provisions of this Section 10.12, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, the Purchaser and/or their respective Subsidiaries, successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

          10.13 CERTAIN FINANCIAL INFORMATION. In the event the Purchaser files
                -----------------------------
a registration statement with the Securities and Exchange Commission prior to the Closing Date, the Company shall use commercially reasonable best efforts to furnish to the Purchaser within five business days following a request therefor by the Purchaser (a) audited financial statements for the Company (on a consolidated basis) for the years ended December 31, 1997, 1996 and 1995 and unaudited interim financial statements for the Company (on a consolidated basis) for any interim financial period ending on or prior to the Closing, each of which shall be prepared in accordance with the requirements of GAAP and meet the requirements of Regulation S-X of the Securities Act of 1933, as amended (including Article 11, as applicable), (b) the consent of the Company's independent accountants to the use of their reports therein, and (c) appropriate "comfort letters" from the Company's independent accountants addressed to the Purchaser's underwriters or agents. The actual out-of-pocket expenses incurred by the Company in connection with furnishing such information to the Purchaser shall be borne by the Purchaser and shall not be an obligation of the Sellers.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          11.1 AMENDMENT AND WAIVER.  This Agreement may be amended and any
               --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and the Representative. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          11.2 NOTICES. All notices, demands and other communications given or
               -------
delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to each Seller shall, unless another address is specified in writing, or unless receipt of notice has been specifically delegated to the Representatives under this Agreement, be sent to the address or telecopy number indicated on the signature page attached hereto, and notices, demands and communications to the Representative, the Company and the Purchaser shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:


NOTICE TO THE REPRESENTATIVE:            WITH A COPY TO:
----------------------------             --------------

Michael A. Falconite                     Thompson Coburn
Falconite, Inc.                          One Mercantile Center
2525 Wayne Sullivan Dr.                  St. Louis, MO 63101
Paducah, KY 42003                        Telecopy: (314) 552-7000
Telecopy: (502) 575-0570                 Attn.: Thomas A. Litz, Esq.

NOTICES TO THE COMPANY:                  WITH A COPY TO:
----------------------                   --------------

Falconite, Inc.                          Thompson Coburn
2525 Wayne Sullivan Dr.                  One Mercantile Center
Paducah, KY 42003                        St. Louis, MO 63101
Telecopy: (502) 575-0570                 Telecopy: (314) 552-7000
Attn.: Chief Executive Officer           Attn.: Thomas A. Litz, Esq.

NOTICES TO PURCHASER:                    WITH A COPY TO:
--------------------                     --------------

National Equipment Services, Inc.        Kirkland & Ellis
1800 Sherman Ave., Suite 100             200 East Randolph Drive
Evanston, IL 60201                       Chicago, IL  60601
Telecopy: (847) 733-1078                 Telecopy:  (312) 861-2200
Attn.: Chief Executive Officer           Attn.: Sanford E. Perl, Esq.

          11.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller without the prior written consent of Purchaser or by Purchaser (except as otherwise provided in this Agreement) without the prior written consent of each Seller. Without limiting the generality of the foregoing:

          (a) the Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Purchaser, the Company, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and

          (b) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise).

          11.4  SEVERABILITY. Whenever possible, each provision of this
                ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          11.5  NO STRICT CONSTRUCTION.  The language used in this Agreement
                ----------------------
shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          11.6  CAPTIONS. The captions used in this Agreement are for
                --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement.

          11.7  ENTIRE AGREEMENT. This Agreement and the documents referred to
                ----------------
herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          11.8  COUNTERPARTS.  This Agreement may be executed in multiple
                ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          11.9  GOVERNING LAW.  All questions concerning the construction,
                -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          11.10 PARTIES IN INTEREST.  Nothing in this Agreement, express or
                -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

          11.11 PERFORMANCE. The beneficiaries of each Seller that is a trust,
                -----------
and the limited partners of each Seller that is a limited partnership, shall, and hereby agree to, (i) personally guaranty the obligations of such Seller pursuant to the Transaction Documents to which such Seller is a party and (ii) indemnify and hold harmless the Purchaser Parties with respect to the obligations of such Seller pursuant to the Transaction Document to which such Seller is a party.


                           *     *     *     *     *

          IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.


                    NATIONAL EQUIPMENT SERVICES, INC.

                    By:  /s/ Paul R. Ingersoll
                         ------------------------------
                    Its: Vice President

                    FALCONITE, INC.

                    By:  /s/ Michael A. Falconite
                         ------------------------------
                    Its: President

                    FALCONITE INVESTMENTS, L.P.

                    By:  Michael A. Falconite Revocable Trust U/A/D 12/17/96
                    Its: Managing General Partner

                    By:    /s/ Michael A. Falconite
                           ----------------------------
                    Name:  Michael A. Falconite
                    Title: Trustee

                    JOSEPH A. FALCONITE REVOCABLE TRUST U/A/D 12/17/96

                    By:    /s/ Joseph A. Falconite
                           ----------------------------
                    Name:  Joseph A. Falconite
                    Title: Trustee

                    RALPH W. MCCURRY CHILDREN'S TRUST U/A/D 12/30/96

                    By:    /s/ Wanda Rene McCurry
                           ----------------------------
                    Name:  Wanda Rene McCurry
                    Title: Trustee

                    MICHAEL A. FALCONITE REVOCABLE TRUST U/A/D 12/17/96

                    By:    /s/ Michael A. Falconite
                           ----------------------------
                    Name:  Michael A. Falconite
                    Title: Trustee



     /s/  Ralph W. McCurry                        /s/ David Melber
----------------------------                 ------------------------
RALPH W. MCCURRY                             DAVID MELBER


     /s/ Emilie N. Falconite                      /s/ Angela S. Grimm
----------------------------                 ------------------------
EMILIE N. FALCONITE                          ANGELA S. GRIMM

                            SOLELY WITH RESPECT TO
                                SECTION 11.11:


     /s/  Joseph A. Falconite                JOSEPH A. FALCONITE REVOCABLE
----------------------------------
Joseph A. Falconite                          TRUST U/A/D 12/17/96


                                             By:       /s/ Joseph A. Falconite
                                                    ----------------------------
                                             Name:  Joseph A. Falconite
                                             Title: Trustee

     /s/ Betty L. Falconite                  MICHAEL A. FALCONITE REVOCABLE
----------------------------------
Betty L. Falconite                           TRUST U/A/D 12/17/96


                                             By:       /s/ Micheal A. Falconite
                                                    ----------------------------
                                             Name:  Michael A. Falconite
                                             Title: Trustee

     /s/  Micheal A. Falconite               BETTY L. FALCONITE REVOCABLE
----------------------------------
Michael A. Falconite                         TRUST U/A/D 12/17/96


                                             By:       /s/ Betty L. Falconite
                                                    ----------------------------
                                             Name:  Betty L. Falconite
                                             Title: Trustee

     /s/  Emilie Nicole Falconite            JOE AND BETTY FALCONITE EXEMPT
----------------------------------
Emilie Nicole Falconite                      FAMILY TRUST U/A/D 12/17/96


                                             By:       /s/ Micheal A. Falconite
                                                    ----------------------------
                                             Name:  Michael A. Falconite
                                             Title: Trustee

     /s/ Joseph Vincent Falconite            BETTY FALCONITE RETAINED
----------------------------------
Joseph Vincent Falconite                     ANNUITY TRUST U/A/D 12/23/96


                                             By:       /s/ Betty L. Falconite
                                                    ----------------------------
                                             Name:  Betty L. Falconite
                                             Title: Trustee

     /s/ Ralph Wesley McCurry, Jr.           JOE FALCONITE RETAINED ANNUITY
----------------------------------
Ralph Wesley McCurry, Jr.                    TRUST U/A/D 12/23/96


                                             By:       /s/  Joseph A. Falconite
                                                    ----------------------------
                                             Name:  Joseph A. Falconite
                                             Title: Trustee

     /s/  Michael Ellison McCurry
----------------------------------
 Michael Ellison McCurry


     /s/  Griffin Hamilton McCurry
----------------------------------
Griffin Hamilton McCurry

                                EBITDA SCHEDULE
                                ---------------

          "EBITDA" means, with respect to the Company for any period (provided
           ------
that all calculations for periods of less than a full quarter shall be prorated based on the actual number of days in the applicable period), the net income of the Company for such period prior to the provisions for (i) interest expense and interest income for such period, (ii) federal, state, local income taxes (including franchise taxes based on income) for such period, (iii) gains or losses with respect to the sale of capital assets not in the Ordinary Course of Business for such period and (iv) depreciation expense and amortization expense for such period, determined on a consolidated basis in accordance with GAAP consistently applied through all periods involved, but modified as follows (without duplication):

               (a) if the Company or any of its Subsidiaries sells, exchanges or otherwise disposes of any material portion of its assets or liabilities other than in the Ordinary Course of Business (a "Material Disposition"),
                                                       --------------------
     EBITDA will be adjusted to what it would have been had such Material Disposition not occurred (assuming, for purposes of such adjustment, that the assets or liabilities so disposed of would have contributed to, or reduced, EBITDA following the date of such Material Disposition at the same average per diem rate as such assets or liabilities contributed to, or reduced, EBITDA during the twelve-month period ending on the last day of the month immediately preceding the date of such Material Disposition);

               (b) if the Company or any of its Subsidiaries purchases, exchanges or otherwise acquires any material assets or liabilities other than in the Ordinary Course of Business (a "Material Acquisition"), EBITDA
                                                 --------------------
     will be adjusted to what it would have been had such Material Acquisition not occurred; and

               (d) EBITDA will be adjusted to exclude the effect of the following items:

                   (i) any gain or loss resulting from any Material Disposition at a price different than book value;

                   (ii) any specific out-of-pocket expenses incurred by the Company or any of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby and the consummation of any Material Disposition or Material Acquisition (e.g., investment banking and legal fees); and

                    (iii) any other adjustments agreed to by the Purchaser and the Representative.


                             *    *    *    *    *